EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of United States Cellular Corporation, of our reports dated January 27, 1999, included or incorporated by reference in the United States Cellular Corporation Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.




                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
April 16, 1999




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